Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
China Yida Holding, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-3/A1 of China Yida Holding, Co. of our report dated March 31, 2009, with respect to our audits of the consolidated financial statements of China Yida Holding, Co. for the years ended December 31, 2008 and 2007.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus, which is part of this Registration Statement.

/s/Kabani & Company, Inc.

Los Angeles, California
January 14, 2010